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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101473 of Reliant Energy, Inc. on Form S-8 of our report dated June 24, 2004, appearing in this annual report on Form 11-K of the Reliant Energy, Inc. Savings Plan for the year ended December 31, 2003.

/s/ MELTON & MELTON, L.L.P.

Houston, Texas
June 25, 2004